Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David F. Conte, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (i) the Quarterly Report of Opsware Inc. on Form 10-Q for the fiscal quarter ended July 31, 2007 to which this certification is attached (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) information contained in the Report fairly presents in all material respects the financial condition and results of operations of Opsware Inc.

Date: September 7, 2007

By:	/s/ David F. Conte

Name:	David F. Conte

Title:	Chief Financial Officer

This Certification which accompanies the Report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Opsware Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.